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                                                                 Exhibit T3E.5

                               CHEMED CORPORATION
                              CHEMED CAPITAL TRUST

                               OFFER TO EXCHANGE

          CHEMED CAPITAL TRUST CONVERTIBLE TRUST PREFERRED SECURITIES
                   FOR UP TO 2,000,000 OUTSTANDING SHARES OF
                      CAPITAL STOCK OF CHEMED CORPORATION

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Chemed Corporation, a Delaware corporation (the "Company"), and Chemed Capital Trust, a Delaware statutory business trust (the "Trust"), are offering to exchange Convertible Trust Preferred Securities representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), for up to 2,000,000 of the outstanding shares (the "Shares") of Capital Stock, par value $1 per share (the "Capital Stock"), of the Company, upon the terms and subject to the conditions set forth in the Offering Circular dated December 23, 1999 (the "Offering Circular"), and in the related Letter of Transmittal (which together constitute the "Exchange Offer"). Shares not accepted for exchange because of proration will be returned. The Company and the Trust enclose herewith the materials listed below relating to the Exchange Offer.

THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CERTAIN CONDITIONS OF THE EXCHANGE OFFER" IN THE OFFERING CIRCULAR.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     (1) Offering Circular dated December 23, 1999;

     (2) Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

     (3) Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Shares are not immediately available (or the procedure for book-entry transfer cannot be followed on a timely basis) or time will not permit the Letter of Transmittal and all other required documents to reach the exchange agent for the Exchange Offer (the "Exchange Agent") before the Expiration Date (as defined in the Offering Circular);

     (4) Letter to Clients which may be sent to your clients for whose accounts you hold Shares registered in your name (or in the name of your nominee), with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

     (5) Return envelope addressed to Norwest Bank Minnesota, N.A., the Exchange Agent.

PLEASE BRING THE EXCHANGE OFFER TO THE ATTENTION OF YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE EXCHANGE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 24, 2000, UNLESS THE EXCHANGE OFFER IS EXTENDED.

NONE OF THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY, THE TRUST NOR THE ISSUER TRUSTEES (AS DEFINED IN THE OFFERING CIRCULAR) MAKES ANY RECOMMENDATION
AS TO WHETHER ANY HOLDER OF CAPITAL STOCK SHOULD TENDER ANY OR ALL OF SUCH HOLDER'S SHARES PURSUANT TO THE EXCHANGE OFFER. EACH HOLDER OF CAPITAL STOCK
MUST MAKE SUCH HOLDER'S OWN DECISION WHETHER OR NOT TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. AS OF THE DATE OF THIS OFFERING CIRCULAR, EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY DO NOT INTEND TO TENDER SHARES IN THE EXCHANGE OFFER.
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     No fees or commissions will be payable to brokers, dealers or other persons for soliciting tenders of Shares pursuant to the Exchange Offer. The Company and the Trust will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company and the Trust will pay any stock transfer taxes with respect to the transfer and sale of Shares to the Company and the Trust or their order pursuant to the Exchange Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     In order to take advantage of the Exchange Offer, a duly executed and properly completed Letter of Transmittal and any other required documents should be sent to the Exchange Agent with either certificate(s) representing the tendered Shares or confirmation of their book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Offering Circular.

     As described under "The Exchange Offer--Procedures for Tendering Shares" in the Offering Circular, tenders may be made even though certificates are not immediately available (or the procedure for book-entry transfer cannot be followed on a timely basis) or time will not permit the Letter of Transmittal and all other required documents to reach the Exchange Agent before the Expiration Date, if such tenders are made by or through an "Eligible Institution" (as defined in the Offering Circular). Certificates for Shares so tendered in proper form for transfer (or a confirmation of a book-entry transfer of such Shares into the Exchange Agent's account at the "Book-Entry Transfer Facility" described in the Offering Circular), together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offering Circular) in the case of a book-entry delivery, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of a properly completed and duly executed Notice of Guaranteed Delivery.

     Any questions you have or requests for additional copies of the enclosed material may be directed to the Information Agent at its addresses and telephone numbers set forth on the back cover of the enclosed Offering Circular.

                                                      Very truly yours,

                                                      Chemed Corporation
                                                      Chemed Capital Trust

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE TRUST, THE EXCHANGE AGENT OR THE INFORMATION AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY MATERIAL ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, OTHER THAN THE MATERIAL ENCLOSED HEREWITH AND THE STATEMENTS SPECIFICALLY CONTAINED IN SUCH MATERIAL.